Exhibit 4.106

SHAREHOLDERS AGREEMENT

DATED

1 MARCH 2006

AMONG

CENTRINO TRADING COMPANY PRIVATE LIMITED

AND

ND CALLUS INFO SERVICES PRIVATE LIMITED

AND

CGP INDIA INVESTMENTS LIMITED

AND

TELECOM INVESTMENTS INDIA PRIVATE LIMITED

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) entered into this day of March 2006, among:

CENTRINO TRADING COMPANY PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, and having its registered office at Meher Chambers, 4th & 5th Floors, R.K. Marg, Ballard Estate, Mumbai 400 038 (hereinafter referred to as “Centrino”), of the FIRST PART;

ND CALLUS INFO SERVICES PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, and having its registered office at 15, Aurangzeb Road, New Delhi-110011 (hereinafter referred to as “NDC”), of the SECOND PART;

CGP INDIA INVESTMENTS LIMITED, a company organised under the laws of Mauritius and having its registered office at 4th Floor, Les Cascades Building, Edith Cavell Street, Port Louis, Mauritius (hereinafter referred to as “CGP”), of the THIRD PART; AND

TELECOM INVESTMENTS INDIA PRIVATE LIMITED, a company incorporated under the Companies Act 1956 and having its registered office at 240, Navsari Building, 1st Floor, DN Road, Mumbai 400001 (hereinafter referred to as the “Company”) of the FOURTH PART.

(Centrino, NDC and CGP are hereinafter collectively referred to as the “Parties”, and severally as the “Party”)

WHEREAS:

A.	The Company is engaged in the business of investing in securities of telecommunications companies in India.

B.	NDC, CGP and Centrino currently hold 38.78%, 37.25% and 23.97%, respectively, of the issued equity share capital of the Company.

C.	The Parties are desirous of entering into this Agreement to confirm their understanding regarding the regulation of the affairs of the Company, and the relationship of the Shareholders thereof.

D.	The Company is being joined to this Agreement as a confirming party, inter alia, as the matters contained in this Agreement materially affect the administration of the Company.

NOW THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the following meanings:

“Act” means the Indian Companies Act, 1956, as amended from time to time or any statutory modification or re-enactment thereof;

“Affiliate” when used with reference to any corporate entity shall mean another company controlled by, controlling or under common control with that entity, where “control” means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting shares or comparable interests in such entity or other company, as the case may be, or (ii) the right to elect the majority of the directors of such entity or other company, as the case may be, where such rights may be exercised without the consent of any third party;

“AGM” means the annual general meeting of the Company;

“Alternate Director” shall have the meaning set forth in Clause 6.6;

“Arbitration Act” shall have the meaning set forth in Clause 12.2(a);

“Articles” means the Articles of Association of the Company in the form attached as Schedule 1 hereto and to be adopted at a meeting of the Shareholders;

“Auditors” mean the statutory auditors of the Company appointed from time to time;

“Board” means the board of directors of the Company;

“Business” means the business of the Company being investment in telecommunications companies in India and matters incidental thereto;

“Business Day” means a day on which scheduled banks are open for business in Mumbai;

“Call Option” shall have the meaning set forth in Clause 4.3;

“Call Shares” means the NDC Shares and/or Centrino Shares in respect of which a Call Option has been exercised;

“Centrino Director” shall have the same meaning set forth in Clause 6.1;

“Centrino Shares” means the equity shares of the Company held by Centrino, constituting 23.97% of the total issued and paid up equity share capital of the Company at the date hereof, and shall include any further shares issued under the terms hereof;

“CGP Director” shall have the same meaning set forth in Clause 6.1;

“CGP Preference Shares” means 5,627 non cumulative redeemable non convertible preference shares of the nominal value of Rs. 1 million each issued to CGP on the terms and conditions contained in the CGP Preference Share Subscription Agreement;

“CGP Preference Share Subscription Agreement” means the preference share subscription agreement dated March 17, 1998 between CGP and the Company in relation to the subscription by CGP up to 5,700 CGP Preference Shares of the Company on the terms and conditions more specifically contained in such agreement;

“CGP Shares” means the equity shares of the Company held by CGP, constituting 37.25% of the total issued and paid up equity share capital of the Company at the date hereof, and shall include any further shares issued under the terms hereof;

“Chairman” shall have the meaning set forth in Clause 6.4;

“Change of Control” means with respect to a Shareholder:

(a)	the direct or indirect acquisition by a person or a related group of persons after the date of this Agreement of 50% or more of the issued capital (with ordinary voting powers) of the Shareholder; or

(b)	substitution of the person or group of persons holding the power (as at the date of this Agreement), whether directly or indirectly, to direct or cause the direction of management and policies of the Shareholder, whether through ownership of shares, contract or otherwise;

“Default Option” means the option described in Clause 4.6;

“Default Shares’ means the NDC Shares and/or Centrino Shares in respect of which a Default Option has been exercised;

“Director” means a director of the Company from time to time;

“Effective Date” means the date of this Agreement;

“EGM” means the extraordinary general meeting of the Company;

“Event of Default” shall have the meaning set forth in Clause 9.2(a);

“HEL” means Hutchison Essar Limited, a company incorporated under the Act, engaged in the business of providing cellular mobile telecommunications services in India;

“JKFL” means Jaykay Finholding India Private Limited, a company incorporated under the Companies Act, 1956 which is presently carrying on the business of investment in telecom and related companies in India;

“NDC Director” shall have the meaning set forth in Clause 6.1;

“NDC Shares” means the equity shares of the Company held by NDC, constituting 38.78% of the total issued and paid up equity share capital of the Company at the date hereof, and shall include any further shares issued under the terms hereof;

“Offeree” shall have the meaning set forth in Clause 4.4 (a);

“Offeror” shall have the meaning set forth in Clause 4.4 (a);

“Original Director” shall have the meaning set forth in Clause 6.6;

“Option” shall mean any of the Subscription Option, Put Option or Call Option;

“Person” shall mean any natural person, limited or unlimited liability company, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, ministry, department, commission, self-regulatory organisation, arbitrator, board, or other entity, enterprise, authority or business organisation;

“Put Option” shall have the meaning set forth in Clause 4.2;

“Put Shares” means the NDC Shares and/or Centrino Shares in respect of which a Put Option has been exercised;

“Resident Indian Citizen” means a citizen of India as defined under the Indian Citizenship Act, 1955, as amended, who is a “person resident in India” as defined under Section 2(v) of the Indian Foreign Exchange Management Act, 1999, as amended.

“Rupees” or “Rs.” means the lawful currency of India;

“Sectoral Cap” shall mean the maximum prescribed limits of foreign investment in the telecommunications sector imposed by the Government of India from time to time (which at present limits foreign direct investment to 74% of the equity share capital of any company in the telecommunications sector);

“Share” or “Shares” means, as applicable, equity share or shares of par value of Rs. 10 (Rupees ten) each in the Company;

“Shareholder” means a holder of Shares;

“Subscription Option” shall have the meaning set forth in Clause 3.3;

“Subscription Shares” shall have the meaning set forth in Clause 3.3;

“Telematics” means Usha Martin Telematics Limited, a company incorporated under the Companies Act, 1956 which is presently carrying on the business of investment in telecom and related companies in India;

“Termination Notice” shall have the meaning set forth in Clause 9.2;

“Transfer” means to transfer, sell, assign, grant any pre-emptive right over, create any interest in or grant any right to acquire, option or right of conversion, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily;

“Transfer Notice” shall have the meaning set forth in Clause 4.5; and

“Transfer Price” shall have the meaning set forth in Clause 4.6.

“UMTI” means UMT Investments Limited, a company incorporated under the Companies Act, 1956 which is presently carrying on the business of investment in telecom and related companies in India;

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words denoting the singular number shall include the plural and vice versa;

(b)	words denoting a person shall include an individual, corporation, company, partnership, trust or other entity;

(c)	heading and bold typeface are only for convenience and shall be ignored for the purposes of interpretation;

(d)	references to the word “include” or “including” shall be construed without limitation;

(e)	references to this Agreement or to any other agreement, deed or other instrument shall be construed as a reference to such agreement, deed or other instrument as the same may from time to time be amended, varied, supplemented or noted;

(f)	a reference to any party to this Agreement or any other agreement or deed or other instrument shall include its successors or permitted assigns;

(g)	a reference to an article, clause, paragraph or schedule is, unless indicated to the contrary, a reference to an article, clause, paragraph or schedule of this Agreement; and

(h)	the schedules attached to this Agreement form an integral part of this Agreement and will be in full force and effect as though they were expressly set forth in the body of this Agreement.

2.	CONDITIONS PRECEDENT

This Agreement shall come into effect on the Effective Date but is conditional upon receipt of certified extract of all and any resolutions authorising each party respectively to enter into this Agreement and sign and do all necessary acts incidental thereto.

3.	SHARE CAPITAL

3.1	Issued Share Capital

On the Effective Date, the issued and paid up equity share capital of the Company shall be held in the proportion of 38.78%:37.25%:23.97% by NDC, CGP and Centrino, respectively.

In addition, CGP owns CGP Preference Shares. The terms of these preference shares shall be in accordance with the CGP Preference Share Subscription Agreement. Further, the CGP Preference Shares shall not carry any voting rights in favour of CGP except in case of class meetings of the holders of preference shares or as provided under the Act.

3.2	Additional Capital Contribution

The Board may from time to time call for and issue additional capital contribution, which may, in the determination of the Board, be required for funding the Business or the operations or growth of the Company. Any such call shall not be in breach of the Sectoral Cap. In the absence of any agreement to the contrary, CGP shall alone be required to contribute to such additional capital which shall be in a form mutually agreed to in writing by the Parties and shall not be in breach of the Sectoral Cap.

3.3	Subscription Right

CGP or its nominee shall have an option, from time to time and at any time, to subscribe for a maximum of such number of Shares (the “Subscription Option”, and the Shares in respect of which the Subscription Option is exercised, the “Subscription Shares”) which represent, in aggregate, a maximum of an additional 25% of the issued and outstanding equity share capital of the Company immediately following the completion of such issuance. There shall be no exercise of such Subscription Option that will result in any breach of the Sectoral Cap. The subscription price payable on exercise of the Subscription Option shall be the fair market value of the Shares as mutually agreed by the Parties in writing. If the Parties are unable to agree upon the fair market value, the subscription price shall be determined in accordance with Clause 4.5(b). The Subscription Option may be exercised at any time during the term of this Agreement in accordance with Clause 4.4. The procedures specified in Clause 4.4 shall be applicable upon exercise of the Subscription Option and the issuance of the Subscription Shares to CGP or its nominee shall be completed in accordance with such procedures. Upon exercise of the Subscription Option, the Shareholders shall (i) within thirty days thereafter cause the Company to adopt appropriate resolutions approving the issuance of the Subscription Shares to CGP and (ii) promptly take all actions necessary to effect the issuance of the Subscription Shares to CGP or its nominee.

3.4	Resident Indian Citizens

Both NDC and Centrino hereby undertake to CGP that while this Agreement is in force they will each continue to have 100% of their issued share capital held, either directly or indirectly and ultimately beneficially by Resident Indian Citizens. Failure on the part of either NDC or Centrino to maintain such 100% holding by Resident Indian Citizens, will be an Event of Default.

4.	TRANSFERS

4.1	Restrictions on Transfer

Except as otherwise provided in this Agreement, or as otherwise agreed in writing between the Parties, no Party shall Transfer its Shares other than:

(a)	any Transfer of the Shares in accordance with the provisions of this Clause 4; and

(b)	no Transfer of any Shares shall be made which would result in any breach of the Sectoral Cap.

4.2	Put Option

Each of NDC and Centrino shall have the right to require CGP to purchase, or procure the purchase of, all but not part only of the NDC Shares and/or the Centrino Shares, respectively (each, a “Put Option”) as the case may be, in accordance with the procedure laid down in Clause 4.4 below and at a fair market value determined in accordance with Clause 4.5 below.

4.3	Call Option

CGP shall have the right at any time, and from time to time, to purchase any of the NDC Shares and/or the Centrino Shares (each, a “Call Option”) in accordance with the procedure laid down in Clause 4.4 below and at a fair market value determined in accordance with Clause 4.5 below.

4.4	Subscription and Transfer Procedure

(a)	The Subscription Option, Put Option and/or Call Option and/or Default Option, shall be exercised by a written notice (“Transfer Notice”) from the party exercising such Option (“Offeror”) to the applicable counterparty (“Offeree”) and the effective date of its exercise shall be the date of the said written notice.

Any resulting issuance, sale or acquisition shall be subject to the approval of any other competent regulatory agencies and shall be completed within the periods stipulated by Clause 4.4(c) or such other extended time which may be required for any determination under Clause 4.5 or to comply with applicable laws (including the obtaining of requisite approvals).

(b)	Any notice with respect to the Subscription Option or Call Option or Default Option) given by CGP (or response to any such notice by NDC and/or Centrino) shall stipulate the name of any third party nominated to purchase or take a transfer of the Subscription Shares, NDC Shares and/or the Centrino Shares.

(c)	Any issuance of Subscription Shares or Transfer of the Put Shares or Call Shares or Default Shares and payments in consideration thereof shall, subject to any agreement in writing between the Parties to the contrary and Clause 4.4(a), be completed simultaneously within a period of 90 days from the Transfer Notice in question.

4.5	Transfer Price

Except as stipulated by Clause 4.6 and subject to the requirements of any applicable regulatory requirements, the price payable for any issuance or Transfer (“Transfer Price”) pursuant to an Option shall be as determined below:

(a)	such fair market value as may be agreed between the Parties within 30 days of the date of the Transfer Notice and failing such agreement within such time period, then in accordance with Clause 4.5 (b) below,

(b)	such fair market value as may be determined by the Hong Kong offices of Goldman Sachs (and if there is no such office then the London, UK office of Goldman Sachs and if there is no such office then the New York City, New York, USA office of Goldman Sachs or if Goldman Sachs decline to act then ABN Amro or failing them HSBC) whose decision shall be final and, for which purpose, Goldman Sachs shall act as an expert and not as an arbitrator. Any Party may request Goldman Sachs to perform the valuation specified in this Clause 4.5(b), provided that they shall provide a copy of such request to the other Parties

4.6	Default Option

(a)	Following any Event of Default on the part of NDC and/or Centrino, CGP shall have the right to require the defaulting Party to sell to CGP or any person that CGP nominates all (but not part only) of the defaulting Party’s Shares at ninety percent (90%) of the Transfer Price determined in accordance with Clause 4.5 and as per the procedure laid down in Clause 4.4.

(b)	Following any Event of Default on the part of CGP, NDC and/or Centrino shall have the right to require CGP or any person that CGP nominates to purchase all (but not part only) of the Shares held by NDC and/or Centrino, as the case maybe, at one hundred and ten percent (110%) of the Transfer Price determined in accordance with Clause 4.5 and as per the procedure laid down in Clause 4.4.

4.7	Repayment of Loans etc.

Upon a Transfer of all the Shares held by any Party in accordance with the terms of this Agreement:

(a)	that Party shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing owed by it to the Company (together with any accrued interest);

(b)	the Company shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing owed by it to that Party (together with any accrued interest), to the extent that any such loans, borrowings, and indebtedness are not transferred to any purchaser or transferee of Shares in question; and

(b)	The purchaser or transferee of Shares shall secure the release of any guarantees or indemnities given by the other Party to or in respect of the Company.

4.8	Stamp Duty

The purchaser of any Shares pursuant to the provisions of this Agreement shall be liable to bear and pay the stamp duty for the transfer/ purchase of such Shares.

4.9	Assignability or Transfer of Rights

The parties agree that the Subscription Option (all or part only) may be freely assigned or transferred by CGP without the consent of the other Parties, that the Call Options set out in Clause 4.3 may be assigned or transferred only to an Affiliate of CGP, without the consent of NDC and/or Centrino, and that the Put Options set out in Clause 4.2 may not be assigned or transferred without the prior written consent of CGP.

5.	SHAREHOLDER MATTERS

5.1	Meetings of Shareholders

(a)	An AGM of the Company shall be held each calendar year, provided that not more than fifteen months shall have elapsed between one AGM and the next. Any meeting of the Shareholders other than an AGM shall be an EGM. An AGM or EGM may be called by giving at least twenty-one (21) days’ written notice to the Shareholders.

(b)	The quorum for an AGM or EGM with respect to any agenda shall be at least three (3) Shareholders present in person, provided that at least one representative of NDC, CGP and Centrino shall be present in order to constitute a valid quorum. If a proposed AGM or EGM with respect to any agenda is not validly constituted as required by this sub-clause (b), or if a quorum is not maintained throughout such meeting, the meeting shall be adjourned to a subsequent day which shall be no later than seven (7) days after the previous adjourned meeting. In the event that no quorum is present at the adjourned meeting, the Shareholder(s) present shall constitute a quorum and proceed with the meeting.

(c)	The Chairman (appointed in accordance with Clause 6.4) shall be chairman of each AGM or EGM. If the Chairman is not present, the Shareholders present may elect any other director present as the chairman of the said AGM or EGM. The chairman of the AGM or EGM shall not have a casting vote.

(d)	Subject to Clause 7.2, all resolutions shall, unless otherwise required by the Act or other applicable law, be passed by a simple majority of the total votes of all the Shareholders present and voting at the AGM or EGM, as the case may be.

5.2	Covenants of Parties

The Parties agree, covenant and undertake

(a)	not to exercise or fail to exercise any of its voting or other rights in the Company available either under this Agreement or by law, in a manner which may have an adverse effect on the business and operations of the Company or the interests of the other Party;

(b)	not to exercise or fail to exercise any of its voting or other rights in the Company available either under this Agreement or by law, in a manner which may be inconsistent with the terms of this Agreement;

(c)	to take all necessary action (corporate or otherwise) to cause the Company at all times to retain direct and indirect the investment made in the shares of HEL and JKFL, UMTI and Telematics unless otherwise agreed in writing by all the Parties; and

(d)	that each of them shall vote in a manner to ensure that the terms and conditions of the CGP Preference Share Subscription Agreement are complied with in accordance with the terms thereof.

6.	BOARD OF DIRECTORS

6.1	Constitution of the Board

(a)	Subject to the provisions of the Act and the provisions of sub-clause (b) of this Clause 6.1 and this Agreement generally, the Board shall consist of five Directors, of which two shall be nominated by NDC (“NDC Directors”), two shall be nominated by CGP (the “CGP Directors”) and one shall be nominated by Centrino (the “Centrino Director”). The Board shall have the overall responsibility for management of the Company and may appoint and delegate such day to day functions to the Chairman, the Manager or to a committee, as it deems fit and as may be mutually agreed in writing between NDC, CGP and Centrino. The Parties shall take all steps reasonably available to them to ensure that the board of directors of JFK, UMTI and Telematics are constituted in the same manner as the Board

(b)	The appointment or removal of any Director shall be subject to majority approval of the Board, for which purpose the Director in question shall not be entitled to vote.

(c)	If at any time the Act or any other applicable law should require an increase or decrease in the number of directors constituting the Board, such increase or decrease shall be effected in a way that preserves the proportional representation on the Board between the Parties in accordance with the provisions of this Agreement.

(d)	Except the Managing Director, if any, the rest of the Directors shall be liable to retire by rotation in accordance with the Articles.

(e)	If the holding of any Shareholder falls below 10% of the issued and paid-up equity share capital of the Company, such Shareholder shall cease to have the right of nomination under this Section 6.1 or under 6.9 below, in respect of any director and shall procure such director(s) to, and such director(s) shall, resign forthwith.

(f)	The Parties agree that the above allocation of nomination of Directors rights is intended to broadly reflect their respective shareholdings in the Company. In the event that there is any significant change in such shareholdings, they agree to discuss and review such arrangements with a view to amend the nomination rights to reflect such shareholding changes.

6.2	Meetings of the Board

(a)	Any meeting of the Board shall be held in accordance with the Articles. The Chairman shall, at the request of any Director, convene a Board meeting (unless waived by all Directors) by giving at least fourteen (14) Business Days’ prior written notice of the meeting specifying the place, date and time thereof to all the other Directors together with the agenda and details pertaining to the meeting including the nature of the business to be transacted. The notice of the Board meeting shall be given to each Director at the address of the Director whether in or outside India provided to the Company for the said purpose. Such notice of Board meetings may however be waived with the consent of all the Directors. The meetings of the Board shall be held in India, or at any place outside India with the consent of all the Directors. Any resolution passed at a Board meeting shall not be binding on the Company if the notice of the Board meeting has not been given in the manner prescribed herein or the matter decided was not included in the agenda, provided that these requirements may be waived with the consent of all the Directors.

(b)	The quorum for any Board meeting shall be at least two Directors, provided that the presence of a CGP Director shall be necessary to constitute quorum. If the quorum is not present throughout the meeting, then the meeting may be adjourned to a Business Day not less than seven (7) days from the date of the original meeting, on the same day of the week, time and place, unless otherwise notified. In the event that no quorum is present at the adjourned meeting, any two Directors (including always a CGP Director) present shall constitute the quorum and proceed with the meeting.

(c)	Subject to Clause 7.1, all decisions of the Board shall be taken by a majority vote of the Directors present or represented and voting at a Board meeting.

6.3	Resolutions by Circulation

Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, and has been approved and signed all Directors entitled to vote on the resolution.

6.4	Chairman

The Board shall appoint a Chairman who shall be one of the NDC Directors. Each meeting of the Board shall be chaired by the Chairman. The Chairman shall not have a casting vote. In the absence of the Chairman at any meeting the Directors shall appoint one of their number to chair the meeting in question.

6.5	Managing Director/Manager

NDC shall, subject to the provisions of Clause 7.1, have the power to nominate any Managing Director or Manager of the Company, who shall have such powers as may be decided by the Board from time to time.

6.6	Alternate Director

In the event that any Director (an “Original Director”) is away for a continuous period of not less than three (3) months from the state in which the meetings of the Board are ordinarily held, the Board shall appoint another Director (an “Alternate Director”) for and in place of the Original Director. The Board shall only appoint such Alternate Director nominated by the Party that nominated the Original Director who shall be deemed to be nominated by the Original Director for this purpose.

6.7	Casual Vacancies

In the event that any seat on the Board becomes vacant for any reason, the Board shall appoint as a Director a person nominated by the Party that nominated the director formerly filling the vacant seat.

6.8	Directors to act in accordance with instructions of the Board

Any Director of the Company nominated by it as a director of any other company shall act in accordance with the instructions of the Board, to the extent that those are consistent with the best interests of the investee company in question.

6.9	Appointment of Directors on HEL

The Company, and/or its subsidiaries, presently has the right to appoint up to 2 directors on the board of HEL. The Parties hereby agree, and shall take all steps within their powers as shareholders and procure their Directors to the Board to ensure that, the directors to be appointed on the board of HEL shall be one director nominated by NDC and one director nominated by CGP. If at any time there is a requirement for an increase or decrease in the number of directors the Company may appoint to the board of HEL, such increase or decrease shall be effected in a way that preserves the proportional nomination between NDC and CGP in accordance with the provisions of this Agreement.

7.	VOTING PROVISIONS

7.1	Votes at Board Level

Notwithstanding any other provisions in this Agreement, the Parties agree that the following matters shall not be implemented without the passing of a resolution of the Directors of the Company in accordance with Clauses 6.2 or 6.3, which resolution is approved:

(i)	by all the Directors (or in the case of a meeting of the Board at which a quorum is present, all Directors in attendance at such meeting), except as to sub-clause 7.1 (e), excluding interested Directors who are prohibited at law to vote thereon; and

(ii)	as to sub-clause 7.1 (e) alone, by a majority of Directors excluding the Directors in question,

(a)	any issue or agreement to issue or grant or agreement to grant any option over or right to acquire any shares or any other security or purchase or redeem any security or issue or agree any debenture or convertible security;

(b)	establishment, acquisition or engagement in any business, venture or real estate or any interest therein other than those provided in this Agreement, or disposal of the same including without limitation taking up of shares in any company;

(c)	approval of any business plan or budget or any amendments to such business plan or budget;

(d)	appointment of any Managing Director/Manager of the Company;

(e)	appointment or removal of any Director, or additional Directors (other than Alternate Directors);

(f)	execution of any contracts or agreements between the Company and any Party or Affiliate thereof,

(g)	any borrowing by the Company;

(h)	any single extension of credit or the incurring or making of any capital expenditure, other than provided for in the approved business plan or budget;

(i)	the registration or acknowledgement of any transfer of any Shares (other than a transfer permitted by the terms of this Agreement);

(j)	recommendation of final dividends or declaration and payment of interim dividends;

(k)	issuance or furnishing of any guarantee or indemnity by the Company in favour of lenders or regulatory authorities;

(l)	any decision to sell the shares of HEL and/or JKFL or any investment by the Company or any decision by JKFL, UMTI and/or Telematics to sell any of their respective investments in any company, including without limitation, the investments in HEL;

(m)	any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares.

7.2	Votes at Shareholders Level

Notwithstanding any other provisions in this Agreement, the Parties agree that the following matters requiring shareholders’ approval shall require a special resolution of the Shareholders attending a quorate EGM or AGM:

(a)	any amendments to the Articles or the memorandum of association of the Company;

(b)	any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares;

(c)	any merger or consolidation or any other manner of reorganisation involving the Company;

(d)	winding up or dissolution of the Company, or making of any composition or arrangement with creditors whether generally or specifically;

(e)	other than in the ordinary course of business, sale, transfer, assignment, lease, creation of any right, title or interest in favour of any other person or other disposal of any part of the Company’s undertaking, property or assets (or any interest therein) or entry into a contract to do so, or creation of any pledge, encumbrance or any security interest over the whole or any part of the Company’s undertaking, property or assets; and

(f)	removing or replacing the Company’s auditors.

7.3	Dispute resolution

In the event that any Director attending a quorate meeting of the Directors votes against or will not approve a resolution in relation to a matter referred to in Clause 7.1 or any Shareholder attending a quorate EGM or AGM votes against or will not approve a resolution in relation to a matter referred to in Clause 7.2 in each instance a “Disputed Matter”), the following procedures shall apply:

(i)	a summary of the facts surrounding the relevant Disputed Matter shall be sent by the Company to each of the Directors nominated by each of CGP, NDC and Centrino;

(ii)	within fourteen (14) calendar days of the receipt of such summary, the Chairman, Chief Executive Officer or other person of similar standing of each of CGP, NDC and Centrino or their respective ultimate parent companies, shall meet and discuss the relevant Disputed Matter and shall take all steps to reach a consensus acceptable to CGP, NDC and Centrino; and

(iii)	if no consensus is successfully reached by such persons within a further 14 calendar days, then such Disputed Matter shall be referred back to the Board or the Shareholders (as applicable) where a decision, subject to any contrary requirement under law, by a simple majority of the Board or the Shareholders (as applicable) shall be sufficient to give effect to the resolution.

8.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1	General

Save as disclosed, each of the Parties severally represents and warrants to the others that as of the date hereof that:

(a)	it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement;

(b)	the execution and delivery of this Agreement by it and the performance by it of its obligations under this Agreement have been duly and validly authorised by all necessary corporate action on the part of such Party;

(c)	this Agreement constitutes a legal, valid, and binding obligation of the Party and is enforceable against such Party in accordance with its terms;

(d)	it is not precluded by the terms of any contract, agreement or other instrument by which it is bound from entering into this Agreement, and the documents and agreements provided for under this Agreement or from consummating the transactions contemplated under this Agreement;

(e)	to the best of its knowledge and belief, there are no claims, suits, investigations or other proceedings, pending or threatened against it and there are no judgements, orders or decree of any governmental authority or court against it, and there are no facts or circumstances which could reasonably be expected to give rise to a claim, action, suit or proceeding which could materially and/or adversely affect it or the Company or the transactions contemplated under this Agreement; and

(f)	the execution, delivery and performance by it of this Agreement and the compliance by it with the terms and provisions hereof and thereof:

(i)	contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any competent court or governmental instrumentality to which it is subject; or

(ii)	conflict and are not inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject to.

8.2	Corporate Status

Save as disclosed, each of the Parties severally represents and warrants to all other Parties that, as of the date hereof:

(a)	it is duly incorporated and organised and validly existing under the laws of the country of its incorporation; and

(b)	the execution, delivery and performance by it to this Agreement and the compliance by it with the terms and provisions hereof and thereof, will not violate its certificate of incorporation or memorandum or articles of association.

8.3	Change of Control

In the event of a Change of Control, each Party will promptly, and in no event later than 10 days after such Change of Control has occurred, notify the other Parties in writing that such Change of Control has occurred and provide appropriate details as to the nature of the Change of Control.

9.	TERM AND TERMINATION

9.1	Term

This Agreement shall become effective in accordance with Clause 2.1 and shall remain in full force and effect:

(a)	until terminated by mutual consent of all the Parties; or

(b)	until any Party ceases to be a shareholder of the Company, in which event, this Agreement shall cease to be effective with respect to such Party; or

(c)	until terminated in respect of a defaulting party under the provisions of Clause 9.2, in which event, this Agreement shall cease to be effective with respect to such Party.

9.2	Termination

(a)	Each of the following events shall constitute an Event of Default:

(i)	any Party breaches or fails to perform any material term, covenant, agreement or undertaking contained in this Agreement and such breach or failure, if capable of remedy, is not remedied within thirty (30) days after written notice of such breach or failure is received from any other Party; or

(ii)	any representation or warranty made by a Party in this Agreement is found to be false, inaccurate or misleading in any material respect; or

(iii)	any of NDC, CGP or Centrino is adjudicated or declared bankrupt or insolvent, proposes or makes any arrangement or composition with, or any assignment for the benefit of its creditors or if an administrator or receiver is appointed over any part of the assets or undertaking of such Party; or

(iv)	if a Change of Control has occurred in respect of any Party, and any other Party has objected in writing to such Change of Control within six (6) months of receiving the notice of Change of Control required under Clause hereof;or

(v)	if NDC or Centrino fail to have 100% of their respective issued share capital held by Resident Indian Citizens in accordance with Clause 3.4.

(b)	Upon the occurrence of an Event of Default as specified in Clause 9.2(a) above attributable to the acts or omissions of NDC and/or Centrino, CGP shall be entitled to give notice of termination of this Agreement (a “Termination Notice”) to the defaulting Party and this Agreement shall be deemed to have been terminated with respect to such defaulting Party effect from the date of the Termination Notice.

(c)	Upon the occurrence of an Event of Default as specified in Clause 9.2(a) above attributable to the acts or omissions of CGP, then NDC and Centrino shall be entitled to give notice of termination of this Agreement (also referred to as a Termination Notice) to CGP, and the Agreement shall be deemed to have been terminated with effect from the date of the Termination Notice.

9.3	Consequences of Termination

(a)	In addition to any other remedy available to it in law, the rights of the Parties under the Default Options comprised in the provisions of Clause 4.6 may be invoked by either:

(i)	CGP in the event of a Termination Notice given by it under Clause 9.2(b) against the defaulting Party; or

(ii)	NDC or Centrino in the event of a Termination Notice given by them under Clause 9.2(c).

(b)	Failing any exercise of the powers under sub-clause (a) above, within a time of 30 days of any Termination Notice the winding up of the Company may be requested by:

(i)	CGP in the event of a Termination Notice given by it under Clause 9.2(b) relating to Clauses 9.2(a) (i), (iii) or (v); or

(ii)	NDC or Centrino in the event of a Termination Notice given by them under Clause 9.2(c) relating to Clauses 9.2 (a) (i) or (iii).

(c)	In the case of any Event of Default whereby the Company suffers any expenses, liabilities or losses, the Party or Parties responsible shall indemnify the Company for all such expenses, liabilities or losses caused by its default. All costs of determining the Transfer Price of the Shares to be sold or acquired pursuant to Clause 4.6 and other costs and expenses relating to the sale or acquisition of the Shares, including registration, transfer and stamp fees shall also be borne entirely by that Party or Parties.

(d)	In the event this Agreement ceases to be effective in respect of a Shareholder but continues to be effective in respect of the remaining Shareholders, then the remaining Shareholders shall amend the Agreement accordingly to take into account the reduction in Shareholders.

10.	SURVIVAL OF PROVISIONS

10.1	Survival of Representations and Warranties

The representations and warranties respectively made by the Parties in this Agreement will remain in full force and effect until the term of this Agreement.

10.2	Survival of Termination

The provisions of Clauses 4, 9.3, 11, 12, and 13 shall survive termination of this Agreement.

11.	CONFIDENTIALITY

(a)	Each Party shall refrain, and will cause its respective officers, directors, employees, agents, consultants, advisers, and other representatives to refrain, from disclosing to any other Person any confidential documents or confidential information concerning the other Parties hereto or the Company furnished to it in connection with this Agreement or the transactions contemplated hereby, unless:

(A)	such disclosure is compelled by judicial or administrative process or by other requirements of law or requirements of a stock exchange or required by the investment bankers of HEL pursuant to any Initial public offering by HEL, and notice of such disclosure is furnished to the other Parties; or

(B)	such confidential documents or information can be shown to have been:

(I)	known by the Party hereto previous to it receiving such documents or information;

(II)	in the public domain through no fault of such receiving Party; or

(III)	later acquired by such receiving party from other public sources.

(b)	Each Party shall use its reasonable endeavours to ensure observance of the obligation of confidentiality under this Agreement by all its officers, advisors, employees, servants and agents who have access to the confidential information in the course of their duties. Each Party agrees and undertakes to be responsible to the other Parties, in the event of the breach of the obligation of confidentiality under this Agreement by any of its officers, advisors, employees, servants or agents.

12.	DISPUTE RESOLUTION

12.1	Consultation

In the case of any dispute or difference arising out of or in connection with this Agreement or its performance (the “Dispute”), including any question regarding its existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the Parties are unable to reach an amicable settlement within 30 days from the date on which the dispute arose (except as to any matter for which express provisions are made in this Agreement), any of the Parties may make a reference to arbitration in accordance with Clause 12.2.

12.2	Arbitration

(a)	In the absence of any settlement of Disputes under Clause 12.1 any and all Disputes arising out of or in connection with this Agreement or its performance shall be submitted to arbitration at the request of any of the Parties’ upon written notice to that effect to the other Party or Parties, as the case may be, and such arbitration shall be conducted in accordance with the Indian Arbitration and Conciliation Act, 1996, as amended (the “Arbitration Act”) by a sole arbitrator.

(b)	The sole arbitrator shall be appointed by mutual agreement of the disputing Parties, and failing such agreement within 30 days of a request for arbitration by any Party pursuant to Section 12.2(a) above, shall be appointed in accordance with the Arbitration Act.

(c)	The language of the arbitration shall be English. The venue of the arbitration shall be at Mumbai, India.

(d)	The Parties agree that the award of the arbitrators shall be final and binding upon the Parties.

13.	NOTICES

(a)	All notices or other communication to be given under this Agreement shall be in writing and shall either be personally delivered or sent by registered post, courier, or facsimile transmission and shall be addressed for the attention of the persons addressed below:

If to NDC

	Address:	15, Aurangzeb Road,
New Delhi-110011
India
	Attention:	Analjit Singh

If to CGP

	Address:	4th Floor, Les Cascades Building
Edith Cavell Street, Port Louis
Mauritius
	Fax:	230-212-9833
	Attention:	Ms. Christiane Yeung
CC

Hutchison Telecommunications International Limited
20F Hutchison Telecom Tower
99 Cheung Fai Road
Tsing Yi, Hong Kong
	Fax:	852 2128 3112
	Attention:	Group Senior Legal Counsel

If to Centrino

	Address:	Meher Chambers,
4th & 5th Floors,
R.K. Marg, Ballard Estate,
Mumbai 400
	Attention:	Asim Ghosh

If to the Company
Address:	Meher Chambers,
4th & 5th Floors,
R.K. Marg, Ballard Estate,
Mumbai 400
Attention:	Company Secretary

(b)	Any Party or the Company may by notice to all the other parties to this Agreement change the address to which such notices and communication are to be delivered or transmitted.

(c)	A notice shall be deemed to have been served as follows:

(i)	if personally delivered, at the time of delivery;

(ii)	if sent by registered post or courier, at the time of delivery thereof to the person receiving the same; or

(iii)	if sent by facsimile transmission, in the absence of any indication that the facsimile transmission was distorted or garbled, at the time of production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purposes of this Clause 13.

14.	MISCELLANEOUS PROVISIONS

14.1	No Waiver

No waiver of any provision of this Agreement or consent to any departure from it by any Party is effective unless it is in writing. A waiver or consent will be effective only for the purpose for which it was given. No default of delay on the part of any Party in exercising any rights, powers or privileges operates as a waiver of any right, nor does a single or partial exercise of a right preclude any exercise of other rights, powers or privileges. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.2	Amendment

No amendment, variation, alteration or modification of this Agreement shall be effective unless made in writing and signed by all the Parties to this Agreement.

14.3	Assignment

No Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

14.4	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of India.

14.5	Severability

If any provision of this Agreement or any part thereof is declared or held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event that such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, illegal or unenforceable provision.

14.6	Counterparts

This Agreement is executed in counterparts by each of the parties to this Agreement and each of the counterparts shall constitute an original but all of them shall constitute only one document.

14.7	Costs

Each party to this Agreement shall bear and pay its own legal costs and other expenses in connection with the preparation, execution and completion of this Agreement.

14.8	No Agency or Partnership

(a)	This Agreement shall not constitute the appointment of any Person as the legal representative or agent of any other, nor will any Person have the right or authority to assume, create or incur any liability or obligation express or implied, against, in the name of, or on behalf of, any of the other parties to this Agreement.

(b)	Nothing in this Agreement creates or constitutes a partnership between the parties to it or any one of them.

(c)	Each party to this Agreement acknowledges that nothing in this Agreement gives it the right or authority to and undertakes not to represent or hold itself out as representing the other party to this Agreement, whether to bind any of them contractually or for any other purpose.

14.9	No Third Party Beneficiary

Nothing expressed or mentioned in this Agreement is intended or will be construed to give any person other than the Parties and their permitted assigns and successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions contained in it.

14.10	Set Off

The Parties shall have the right at any time to set off their debts and/or financial obligations to one another in any manner as may be agreed between the Parties.

14.11	Change of Law

In case of any change in law for the time being in force including but not limited to change or re-enactment of the Act, the Parties shall discuss in good faith how best to amend this Agreement so as to make its terms consistent with the provisions of such changed law.

14.12	Entire Agreement

This Agreement supersedes and replaces any and all other prior contracts, understandings or arrangements, heretofore made between the Parties and relating to the Company, and constitute the entire understanding of the Parties with respect to the Company.

14.13	CGP Investments in India

NDC, Centrino and the Company hereby each irrevocably consents that it has no objection to CGP and/or any of its Affiliates and group entities investing in India in any venture whether in the same field or otherwise.

14.14	Amendment of Articles

Each of the Parties agrees that to the extent of any inconsistency between the terms of this Agreement and the Articles, this Agreement shall prevail. Each of the Parties hereby undertakes that it shall whenever necessary exercise all voting and other rights and powers available to it to procure the adoption of the Articles or any amendment thereto to the extent necessary to permit the Company and its affairs to be operated as provided herein so that the same are consistent with the provisions of this Agreement.

IN WITNESS WHEREOF the Parties hereto have entered into this Agreement the day and year first above written.

ND CALLUS INFO SERVICES PRIVATE LIMITED

By:
Name
Title:

CGP INDIA INVESTMENTS LIMITED

By:
Name
Title:

CENTRINO TRADING COMPANY PRIVATE LIMITED

By:
Name
Title:

Confirmed by:

TELECOM INVESTMENTS INDIA PRIVATE LIMITED

By:
Name
Title:

SCHEDULE 1

Articles of Association

THE COMPANIES ACT, 1956

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

TELECOM INVESTMENTS INDIA PRIVATE LIMITED

(private limited u/s 43A(2A) w.e.f. 8 March 2001)

PRELIMINARY

1.	These Articles are substituted for the Articles of Association that were adopted by a special resolution of the shareholders passed on April 9, 2004, which in turn, had substituted the original Articles of Association.

2.	These Articles have been adopted by a special resolution of the shareholders passed on [ ].

3.	These Articles have been adopted in accordance with the Shareholders Agreement dated [ ] 2006 (“Shareholders Agreement”) among Centrino Trading Company Private Limited (“Centrino”), TVP Investments Private Limited (“TVP”), CGP India Investments Limited (“CGP”) and Telecom Investments India Private Limited (the “Company”). The parties to the Shareholders Agreement are referred to collectively as the “Parties” and individually, as the “Party”.

4.	No regulations contained in Table “A” in the First Schedule to the Companies Act, 1956 shall apply to this Company, but the regulations for the management of the Company and for the observance of the members thereof; and their representatives shall, subject to any exercise of statutory powers of the Company with reference to the repeal or alteration or addition to its regulations by Special Resolution, as prescribed by the Companies Act, 1956 be such as are contained in these Articles.

DEFINITIONS

5.	In these Articles the following terms shall bear the following meanings:

“Act” means the Companies Act, 1956, as amended from time to time, or any statutory modification or re-enactment thereof;

“Affiliate” when used with reference to any corporate entity shall mean another company controlled by, controlling or under common control with that entity, where “control” means either (i) the ownership, either directly or indirectly, of more than fifty percent (50%) of the voting Shares or comparable interests in such entity or other company, as the case may be, or (ii) the right to elect the majority of the directors of such entity or other company, as the case may be, where such rights may be exercised without the consent of any third Shareholder.

“AGM” means the annual general meeting of the Company;

“Alternate Director” shall have the meaning set forth in Article 87 hereof;

“Arbitration Act” shall have the meaning set forth in Article 127;

“Articles” means these Articles of Association;

“Auditors” means the statutory auditors of the Company appointed from time to time;

“Board” means the Board of Directors of the Company;

“Business” means the business of the Company being the investment in telecommunications companies and generally, the telecom sector in India and matters ancillary thereto;

“Business Day” means a day on which scheduled banks are open for business in Mumbai;

“Call Option” shall have the meaning set forth in Article 44 hereof;

“Call Shares” means the TVP Shares and/or Centrino Shares in respect of which a Call Option has been exercised;

“CGP Preference Shares” means 5,627 non cumulative redeemable non convertible preference shares of the nominal value of Rs. 1 million each issued to CGP on the terms and conditions contained in the CGP Preference Share Subscription Agreement;

“CGP Preference Share Subscription Agreement” means the preference share subscription agreement dated March 17, 1998 between CGP and the Company in relation to the subscription by CGP for up to 5,700 CGP Preference Shares of the Company on the terms and conditions more specifically contained in such agreement;

“Centrino Director” shall have the meaning set forth in Article 73 hereof;

“Centrino Shares” means the equity shares of the Company held by Centrino and shall include any further shares issued under the terms hereof;

“CGP Directors” shall have the same meaning set forth in Article 73 hereof;

“CGP Shares” means the equity shares of the Company held by CGP and shall include any further shares issued under the terms hereof;

“Chairman” shall have the meaning set forth in Article 84 hereof;

“Change of Control” means with respect to a Shareholder:

(a)	the direct or indirect acquisition by a person or a related group of persons after the date of this Agreement of 50% or more of the issued capital (with ordinary voting powers) of the Shareholder; or

(b)	substitution of the person or group of persons holding the power (as at the date of the Shareholders Agreement), whether directly or indirectly, to direct or cause the direction of management and policies of that Shareholder; whether through ownership of Shares, contract or otherwise.

“Default Option” means (i) the right of CGP under Article 48(a) and (ii) the right of TVP and/or Centrino under Article 48(b);

“Default Shares” means the TVP Shares and/or Centrino Shares in respect of which a Default Option has been exercised;

“Director” means a director of the Company from time to time;

“EGM” means the extraordinary general meeting of the Company and a meeting of the Shareholders other than an AGM;

“Event of Default” shall have the same meaning set forth in Article 48 hereof;

“HEL” means Hutchison Essar Limited, a company incorporated under the Act, engaged in the business of providing cellular mobile telecommunications services in India;

“JKFL” means Jaykay Finholding India Private Limited, a company incorporated under the Act which is presently carrying on the business of investment in telecom and related companies in India;

“Offeree” shall have the meaning set forth in Article 46;

“Offeror” shall have the meaning set forth in Article 46;

“Option” shall mean any of the Subscription Option, Put Option or Call Option;

“Original Director” shall have the meaning set forth in Article 87 hereof;

‘Person” shall mean any natural person, limited or unlimited liability company, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, ministry, department, commission, self-regulatory organisation, board or other entity, enterprise, authority, or business organisation.

“Preference Shares” means non-cumulative redeemable non-convertible preference shares of the nominal value of Rs. I million each issued or to be issued in one or more series in the Company;

“Put Option” shall have the meaning set forth in Article 43;

“Put Shares” means the TVP Shares and/or Centrino Shares in respect of which a Put Option has been exercised;

“Sectoral Cap” shall mean the maximum prescribed limits of foreign investments in telecom sector as announced by the Government of India from time to time (which at present limits foreign direct investment to 74%, whether directly or indirectly, of the equity share capital of the Company);

“Share” or “Shares” means, as applicable, equity share(s) of par value of Rs. 10 (Rupees Ten) each in the Company;

“Shareholder” means a holder of Shares in the Company;

“Subscription Option” shall have the meaning set forth in Article 45;

“Subscription Shares” shall have the meaning set forth in Article 45;

“Telematics” means Usha Martin Telematics Limited, a company incorporated under the Act which is presently carrying on the business of investment in telecom and related companies in India;

“Termination Notice” shall have the meaning set forth in Article 48;

“Transfer” means to transfer, sell, grant any pre-emptive right over, assign, pledge, hypothecate, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any other way subject to any encumbrance or dispose of, whether or not voluntarily;

“Transfer Notice” shall have the meaning set forth in Article 46 hereof;

“Transfer Price” shall have the meaning set forth in Article 47 hereof;

“TVP Directors” shall have the meaning set forth in Article 73;

“TVP Shares” means the equity shares of the Company held by TVP and shall include any further shares issued under the terms hereof;

“UMTI” means UMT Investments Limited, a company incorporated under the Act which is presently carrying on the business of investment in telecom and related companies in India.

6.	References to the plural shall include the singular and vice-versa; reference to one gender shall include other genders; reference to company shall include foreign companies, corporations and bodies registered, references to persons shall include bodies registered and unincorporated.

7.	Unless the context otherwise requires, words or expressions contained in these-articles shall bear the same meaning as in the Act or any statutory modification thereof in force.

REGISTERED OFFICE

8.	The registered office of the Company shall be situated at Meher Chambers, 4th & 5th Floors, R.K. Marg, Ballard Estate, Mumbai 400 038.

SHARE CAPITAL

9.	The Authorised Share Capital of the Company shall be as specified from time to time in the Memorandum of Association.

10.	The issued and paid up equity share capital of the Company is held in the proportion of 38.78%:37.25%:23.97% by TVP, CGP and Centrino, respectively.

11.	The Board may from time to time call for and issue additional capital contribution, which may, in the determination of the Board, be required for funding the Business or the operations or growth of the Company. Any such call shall not be in breach of the Sectoral Cap.

12.	The Company has power from time to time to increase or reduce its capital and to consolidate or divide the Shares in the capital for the time being into other classes and to attach thereto respectively, such preferential, qualified, deferred or other special rights, privileges, conditions or restrictions as regards payment of dividends, distribution of assets, repayment or reduction of capital, voting or otherwise as may be determined by or in accordance with the Articles and to vary, modify or abrogate any such right, privilege, condition or restriction in such manner as may be permitted from time to time by the Articles or other provisions of law for the time being in force.

13.	Except in so far as otherwise provided as existing capital by the conditions of issue or by these Articles, any capital raised by the creation of new Shares or Preference Shares, shall be considered as part of the existing share capital and shall be subject to the provisions herein contained with reference to the payment of calls and installments, forfeiture, lien, surrender, transfer and transmission, voting and otherwise.

14.	Subject to the provisions relating to the issue and allotment of the Shares in these Articles, the Shares and Preference Shares of the Company shall be under the control and disposal of the Board who may allot or otherwise dispose of the same to such persons and on such terms as the Board may think fit and to give any persons any Shares and Preference Shares, whether at par or at premium and for such consideration as the Board may think fit.

15.	If and to the extent permitted by the relevant provisions of the Act as amended from time to time, the Company shall, if so authorised by the resolution of the Shareholders under Section 81 (lA) of the Act, and other relevant provisions of the Act, issue non voting equity shares not exceeding twenty five per cent of the issued equity share capital of the Company. Such Shares (“Non Voting Shares”) shall not carry voting rights. However, any holder of such Non Voting Shares shall be entitled to all rights as a member of the Company (other than the right to vote on resolutions placed before the Company at any of its general meetings) including the right to receive a copy of every balance sheet as specified in sub-clause (I) of Section 219 of the Act.

Increase of Capital

16.	The Company may, at its general meeting, from time to time, by an ordinary resolution, increase the capital by the creation of new Shares or Preference Shares, such increase to be of such aggregate amount and to be divided into such Shares of such respective amounts, as the resolution shall prescribe. The new Shares, shall be issued on such terms and conditions and with such rights and privileges annexed thereto, as the resolution shall prescribe, and in particular, such Shares may be issued, subject to the Articles with a preferential or qualified right to dividends, and in the distribution of assets of the Company and with a right of voting at General Meetings of the Company in conformity with Section 87 and 88 of the Act. Unless otherwise stated all new Shares of the same class shall rank pari passu with existing Shares of the same class. Whenever the capital of the Company has been increased under the provisions of this Article, the Directors shall comply with the provisions of Section 97 of the Act.

Power to issue preference shares

17.	Subject to the provisions of the Act,, the Company shall have the power to issue either convertible or non convertible, cumulative or non cumulative preference shares with or without coupon rate of interest, in one or more series which are, at the option of the Company, liable to be redeemed. The resolution authorising such issue shall prescribe the manner, terms and conditions of such redemption as agreed by the Shareholders. Any such share shall (against holders of equity shares) have priority:

(a)	in respect of any dividends payable by the Company

(b)	over any rights of equity Shareholders in regard to every redemption of preference shares, including payment of any redemption premium ; and

(c)	over the equity Shareholders of the Company (but after the creditors) on any winding up of the Company.

Sub-division and consolidation of shares

18.	Subject to the provisions of Section 90 of the Act, the Company in general meeting may from time to time by an ordinary resolution alter the conditions of its Memorandum as follows:

(a)	Consolidate and divide all or any of its share capital into Shares or Preference Share of larger amount than its existing shares;

(b)	Sub-divide any class of existing share capital, or any of them into Shares of smaller amount than is fixed by the Memorandum, so however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share in question shall be the same as it was in case of the share from which the reduced share is derived;

(c)	Cancel any Shares or Preference Shares which, at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares or Preference Shares so cancelled. Cancellation in pursuance of this sub-clause shall not be deemed to be a reduction of the share capital within the meaning of the Act.

19.	Whenever the Company shall do any one or more of the things provided for in the foregoing sub-clauses (a), (b) and (c), the Company shall, within thirty (30) Business Days thereafter give notice thereof, to the Registrar of Companies specifying, as the case may be, the Shares or Preference Shares consolidated, divided, sub-divided or cancelled.

Modification of rights

20.	Whenever the capital, by reason of the issue of Preference Shares or otherwise, is divided into different classes of Shares, all or any of the rights and privileges attached to each class may, subject to the provisions of Sections 106 and 107 of the Act, be modified, commuted, affected, abrogated, dealt with or varied with the consent in writing of the holders of not less than three-fourth of the issued capital of that class or with sanction of a special resolution passed at a general meeting of the holders of the Shares of that class, and all the provisions hereafter contained as to general meeting shall mutatis mutandis apply to every such meeting. This Article shall not derogate from any power the Company would have if this Article was omitted.

21.	The rights conferred upon the holders of the Shares and Preference Shares of any class issued with preferred or other rights or privileges shall, unless otherwise expressly provided by the terms of the issue of Shares of that class, be deemed not to be modified, commuted, affected, abrogated, dealt with or varied by the creation or issue of further Shares of that class ranking pari passu therewith.

SHARES AND CERTIFICATES

Further issue of Shares

22.	(1) Where it is proposed to increase the subscribed capital of the Company by allotment of further Shares, then:

(a)	Such further Shares shall be offered to the persons, who, at the date of the. offer, are holders of the equity Shares in proportion, as nearly as circumstance admit, to the capital paid-up on those Shares at that date;

(b)	Such offer shall be made by a notice, specifying the number of Shares offered and limiting a time not less than thirty Business Days (or such other longer period as may be prescribed by the Act) from the date of the offer, within which the offer if not accepted, will be deemed to have been declined;

(c)	The offer aforesaid shall be deemed to include a right exercisable by the person concerned to renounce the Shares offered to him or any of them in favour of any other person(s) and the notice referred to in sub-clause (b) hereof shall contain a statement of this right PROVIDED THAT the Directors may decline, without assigning any reason, to allot any Shares to any person in whose favour any member may renounce the Shares offered to him;

(d)	After the expiry of the time specified in the aforesaid notice, or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the Shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company.

(2)	Notwithstanding anything contained in sub-clause (1) hereof, the further Shares aforesaid, may be offered to any person(s) (whether or not those persons include the person referred to in sub-clause (I)(a) hereof) in any manner whatsoever, if a special resolution to that effect is passed by the Company in general meeting, at which meeting all the Shareholders of the company are either present in person or through their proxies.

(3)	Nothing in sub-clause (l)(c) hereof shall be deemed:

(a)	To extend the time within which the offer should be accepted; or

(b)	To authorise any person to exercise the right of renunciation for a second time, on the ground that the person in whose favour the renunciation was first made, has declined to take the Shares comprised in the renunciation.

(4)	Nothing in this Article, shall apply to the increase of the subscribed capital of the Company caused by the exercise of an option attached to the debentures issued or loans raised by the Company:

(a)	To convert such debentures or loans into Shares in the Company; or

(b)	To subscribe for Shares in the Company (whether such option is conferred by these Articles or otherwise);

Provided that, the terms of issue of such debenture or the terms of such loans include a term providing for such option and such terms:

(a)	either have been approved by the Central Government before the issue of the debentures or the raising of the loans, or is in conformity with the rules, if any, made by that Government in this behalf and

(b)	in the case of debentures or loans other than debentures issued to, or loans obtained from the Government or any institution specified by the Central Government in this behalf has also been approved by a special resolution passed by the Company in general meeting before the issue of the debentures or the raising of the loans.

23.	Subject to the provisions of these Articles and of the Act, the Shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such person, on such terms and conditions and at such times, as they think fit, and with full power, subject to the sanction of the Company in general meeting, to give any person the option to be allotted Shares of any class of the Company either at a premium or at par or at a discount, subject to the provisions of the Act and such time and for such consideration as the Directors think fit.

24.	Where the Company issues Shares or Preference Shares at a premium, the Company shall comply with the provisions of the Act. The moneys credited to the Shares Premium Account shall be dealt with in the manner provided by the Act.

25.	The general meeting may, subject to the provisions of the Act, determine that any shares (whether forming part of the original capital or of any increased capital of the Company) be offered to such persons (whether members or not) in such proportion and on such terms and conditions and either at a premium or at par or at a discount (subject to compliance with the provisions of the Act) as such general meeting shall determine and with full power to give any person (whether a member or not) the option to call for or be allotted Shares of any class of the Company and such option being exercisable at such time and for such consideration as may be directed by such general meeting or the Company in general meeting may make any other provision whatsoever for the issue, allotment or disposal of any such Shares.

26.	The Company shall not issue Shares at a discount except in compliance with the applicable provisions of the Act.

27.	If by the conditions of allotment of any class of shares, the whole or any part of the amount of issue price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the share or his legal representative and shall for the purposes of these Articles be deemed to be payable on the date fixed for payment and in the case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture and the like and all other relevant provisions of the Articles shall apply, as if such installments were a call, duly made and notified as hereby provided.

28.	An application signed by or on behalf of an applicant for Shares in the Company followed by an allotment of any Shares therein shall, be an acceptance of Shares within the meaning of these Articles, and every person who thus or otherwise accepts any Shares and whose name is entered on the register shall, for the purpose of these Articles, be a member.

29.	The money, if any, which the Board of Directors shall, on the allotment of any Shares being made by them, require or direct to be paid by way of deposit, call or otherwise in respect of any Shares allotted by them, shall, immediately on the inscription of the name of the allottee in the Register of Members as the holder of such shares become a debt due to and recoverable by the Company from the allottee thereof and shall be paid by him accordingly.

30.	Any two or more joint allottees of a Share shall be treated as a single member for the purpose of this Article and the certificate of any Share, which may be subject of joint ownership, may be delivered to any one of such joint owners on behalf of all of them.

31.	A director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means, such as engraving in metal or lithography, but not by means of a rubber stamp, provided that the director shall be responsible for the safe custody of such machine, equipment or other material used for the purpose.

32.	If a certificate be consolidated, worn out, defaced, destroyed or lost or if there is no further space on the back thereof for endorsement of transfer, it shall, if requested, be replaced by a new certificate, free of charge, provided however that, such new certificates shall not be granted except upon delivery of the original worn-out or defaced or used up certificates for the purpose of cancellation, in accordance with the Companies (Issue of Share Certificate) Rules, 1960 or upon proof of destruction or loss, and on such indemnity as the Board may require in the case of the certificate having been destroyed or lost.

33.	When a new share certificate has been issued in pursuance of Article 32 of these Articles, it shall state on the face of it and against the stub or counterfoil to the effect that it is ‘issued in lieu of share certificate No sub-divided/ replaced on consolidation of share/ replaced on destruction or loss’ as the case may be.

34.	The Managing Director of the Company for the time being or, if the Company has no Managing Director, every director of the Company, shall be responsible for maintenance, preservation and safe custody of all books and documents relating to the issue of share certificates.

35.	If any Share stands in the names of two or more persons, the person first named in the Register shall, as regards receipt of dividends or bonus or service of notices and all or any other matter connected with the Company, except voting at meeting and the transfer of the Shares be deemed the sole holder thereof but the joint holders of share shall be severally as well as jointly liable for payment of all installments and calls due in respect of such share, and for all incidents thereof according to the Company’s regulations.

36.

(a)    Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not (except only as is by these Articles otherwise expressly provided) be bound to recognise, even when having notice thereof, any equitable, contingent, further or partial interest in any Share or any right in respect of a Share other than an absolute right thereto, in accordance with these Articles, in the person from time to time registered as holder thereof, but the Board shall be at liberty at its sole discretion to register a share in the joint names of any two or more persons (but not exceeding 3 persons) or the survivor or survivors of them.

(b)

Except as otherwise provided to the contrary by the Act, and in particular Sections 153B and 187C (if applicable) of the Act, no notice of any trust (express, implied or constructive) shall be entered on the Register of Members or of debenture holders.

(c)	Shares may be registered in the name of an incorporated company or other body corporate but not in the name of a minor (except in case where they are fully paid) or in the name of a person of unsound mind or in the name of any firm or partnership.

37.	None of the funds of the Company. shall, except as provided in the Act, be employed in the purchase of its own Shares, unless the consequent reduction of capital is effected and sanctioned in pursuance of the provisions of the Act and these Articles, or in giving either directly or indirectly and whether by means of a loan/guarantee, the provision of security or otherwise any financial assistance for the purpose of or in connection with a purchase of or in connection with a purchase or subscription made or to be made by any person of or for any Share in the Company.

38.	The Company shall have the power to pay interest out of capital. For the purpose, the Company shall comply with the Act.

39.	The Company shall have power, by passing a special resolution, to issue debentures whether with or without the right to allotment of or conversion into Shares and on such terms and conditions as the Company may determine in general meeting. The Company shall also have the power to re-issue redeemed debentures in accordance with the provisions of the Act. The Company shall not issue any debentures carrying voting rights at any meeting of the Company whether generally or in respect of any particular class of business.

TRANSFER OF SHARES

40.	(1) The Company is a Private Company within the meaning of Section 3 (1)(iii) of the Act and accordingly:

(a)	the right to transfer the Shares in the Company shall be restricted in the manner hereinafter appearing;

(b)	the number of the members of the Company shall be limited to fifty not including:

(i)	persons who are in the employment of the Company; and

(ii)	persons, who having been formerly in the employment of the Company, were members of the Company while in the employment and have continued to be members after the employment ceased;

(c)	prohibits any invitation to the public to subscribe for any Shares in or debentures of the Company.

Provided that where two or more persons hold one or more Shares in the Company jointly, they shall be treated as a single member.

(d)	prohibits any invitation to the public or accepting of deposits from the public other than its members, directors and their relatives.

(Amended on 8 March 2001)

(2)	Accordingly:

(a)	the right to transfer, Shares is restricted in the manner and to the extent hereinafter appearing;

(b)	the number of Shareholders shall be limited to fifty.

41.	No invitation shall be issued to the public to subscribe for any Shares or debentures in the Company.

Restrictions on Transfer of Shares by Shareholders

42.	Except as otherwise provided in these Articles,

a.	no Transfer of Shares may be made to any person except subject to and in accordance with the provisions of these Articles;

b.	There shall be no restriction on a Transfer of Shares pursuant to a grant of security, or enforcement thereof, by a third party financier, where the grant of such security has been consented to by the other Shareholders;

c.	there shall be no restriction on Transfer of the Preference Shares save as may be provided under the terms of issue of the Preference Shares and more particularly, in respect of the CGP Preference Shares, subject to the terms of the CGP Preference Share Subscription Agreement.

Put Option

43.	Each of TVP and Centrino shall have the right to require CGP to purchase all but not part only of the TVP Shares and/or the Centrino Shares, respectively (each, a “Put Option”) as the case may be, in accordance with the Subscription and Transfer Procedure laid down in Article 46 hereto and at a fair market value determined in accordance with Article 47 below.

Call Option

44.	CGP shall have the right at any time, and from time to time, to purchase any of the TVP Shares and/or the Centrino Shares (each, a “Call Option”) in accordance with the Subscription and Transfer Procedure laid down in Article 46 hereto and at a fair market value determined in accordance with Article 47 below.

Subscription Option

45.	CGP or its nominee shall have an option, from time to time and at any time, to subscribe for a maximum of such number of newly issued Shares (the “Subscription Option”, and the Shares in respect of which the Subscription Option is exercised, the “Subscription Shares”) which represent, in aggregate, a maximum of an additional 25% of the issued and outstanding equity share capital of the Company immediately following the completion of such issuance. There shall be no exercise of such Subscription Option that will result in any breach of the Sectoral Cap. The subscription price payable on exercise of the Subscription Option shall be the fair market value of the Shares as mutually agreed by the Parties in writing. If the Parties are unable to agree upon the fair market value, the subscription price shall be determined in accordance with Article 47(b). The Subscription Option may be exercised at any time during the term of the Shareholders Agreement in accordance with the Subscription and Transfer Procedure detailed in Article 46. The procedures specified in the said Article 46 shall be applicable upon exercise of the Subscription Option and the issuance of the Subscription Shares to CGP or its nominee shall be completed in accordance with such procedures. Upon exercise of the Subscription Option, the Shareholders shall (i) within thirty Business Days thereafter cause the Company to adopt appropriate resolutions approving the issuance of the Subscription Shares to CGP and (ii) promptly take all actions necessary to effect the issuance of the Subscription Shares to CGP or its nominee.

Subscription and Transfer Procedure

46.

(a)    The Subscription Option, Put Option and/or Call Option and/or Default Option, shall be exercised by a written notice (“Transfer Notice”) from the party exercising such Option (“Offeror”) to the applicable counterparty (“Offeree”) and the effective date of its exercise shall be the date of the said Transfer Notice. Any resulting issuance, sale or acquisition shall be subject to the approval of any other competent regulatory agencies and shall be completed within the period stipulated by Article 46(c) or such other extended time which may be required for any determination under Article 47 or to comply with applicable laws (including the obtaining of requisite approvals).

(b)	Any notice with respect to the Subscription Option, Call Option or Default Option) given by CGP (or response to any such notice by TVP and/or Centrino) shall stipulate the name of any third party nominated to purchase or take a transfer of the Subscription Shares, TVP Shares and/or the Centrino Shares.

(c)	Any issuance of Subscription Shares or Transfer of the Put Shares, Call Shares or Default Shares and payments in consideration thereof shall, subject to any agreement in writing between the Parties to the contrary and Article 46(a), be completed simultaneously within a period of 90 Business Days from the Transfer Notice in question.

Transfer Price

47.	Except as stipulated by Article 48 hereof, the price payable on any Transfer pursuant to the Articles (“Transfer Price”) shall be as determined as below:

(a)	such fair market value as may be agreed between the Parties within 30 Business Days of the date of the Transfer Notice and failing such agreement within such time period, then in accordance with Article 47(b) below.

(b)	such fair market value as may be determined by independent valuer(s) to be agreed by the Parties.

Default Option

48.

(a)    Following any Event of Default on the part of TVP and/or Centrino, CGP shall have the right to require the defaulting Party to sell to CGP or any person that CGP nominates all (but not part only) of the defaulting Party’s Shares at ninety percent (90%) of the Transfer Price determined in accordance with Article 47 hereto and as per the procedure laid down in Article 46 hereto.

(b)	Following any Event of Default on the part of CGP, TVP and/or Centrino shall have the right to require CGP or any person that CGP nominates to purchase all (but not part only) of the Shares held by TVP and/or Centrino, as the case maybe, at one hundred and ten percent (110%) of the Transfer Price determined in accordance with Article 47 hereto and as per the procedure laid down in Article 46 hereto.

(c)	Each of the following events shall constitute an Event of Default:

(i)	any Party breaches or fails to perform any material term, covenant, agreement or undertaking contained in these Articles or the Shareholders Agreement and such breach or failure, if capable of remedy, is not remedied by such Party within thirty (30) Business Days after written notice of such breach or failure is received from any other Party; or

(ii)	any representation or warranty made by a Party in the Shareholders Agreement is found to be false, inaccurate or misleading in any material respect; or

(iii)	any of TVP, CGP or Centrino is adjudicated or declared bankrupt or insolvent, proposes or makes any arrangement or composition with, or any assignment for the benefit of its creditors or if an administrator or receiver is appointed over any part of the assets or undertaking of such Party; or

(iv)	if a Change of Control has occurred in respect of any Party, and any other Party has objected in writing to such Change of Control within six (6) months of receiving the notice of

Change of Control, which notice each Party shall promptly, within ten (10) Business Days after such Change of Control has occurred, serve to the other Parties in writing, stating, inter alia, that such Change of Control has occurred and provide appropriate details as to the nature of the Change of Control.

(d)	Upon the occurrence of an Event of Default as specified in Article 48(c) above, attributable to the acts or omissions of TVP and/or Centrino, CGP shall be entitled to give notice of termination of the Shareholders Agreement (a “Termination Notice”) to the defaulting Party.

(e)	Upon the occurrence of an Event of Default as specified in Article 48(c) above attributable to the acts or omissions of CGP, then TVP and Centrino shall be entitled to give notice of termination of the Shareholders Agreement (also referred to as a Termination Notice) to CGP.

(f)	In addition to any other remedy available to it in law, the rights of the Parties under the Default Options comprised in the provisions of Article 48 may be invoked by either:

(i)	CGP in the event of a Termination Notice given by it under Article 48 against the defaulting Party; or

(ii)	TVP or Centrino in the event of a Termination Notice given by them under Article 48 against the defaulting Party.

(g)	In the case of any Event of Default whereby the Company suffers any expenses, liabilities or losses, the Party or Parties responsible shall indemnify the Company for all such expenses, liabilities or losses caused by its default. All costs of determining the Transfer Price of the Shares to be sold or acquired pursuant to Article 47 and other costs and expenses relating to the sale or acquisition of the Shares, including registration, transfer and stamp fees shall also be borne entirely by that Party or Parties.

(h)	In the event the Shareholders Agreement ceases to be effective in respect of a Shareholder but continues to be effective in respect of the remaining Shareholders, then the remaining Shareholders shall amend these Articles, if necessary, accordingly to take into account the reduction in Shareholders.

Assignability or Transfer of Rights

49.	The Parties agree that the Subscription Option (all or part only) may be freely assigned or transferred by CGP without the consent of the other Parties, that the Call Options set out in Article 44 may be assigned or transferred only to an Affiliate of CGP, without the consent of TVP and/or Centrino, and that the Put Options set out in Article 43 may not be assigned or transferred without the prior written consent of CGP.

Sectoral Cap

50.	For so long as the Sectoral Cap shall apply no Shareholder shall make or purport to make any Transfer or take any other action the effect of which would be a breach of such Sectoral Cap.

Repayment of Loans etc.

51.	Upon a Transfer of all the Shares held by any Shareholder in accordance with the terms of these Articles:

(a)	that Shareholder shall repay all loans, loan capital; borrowing and indebtedness in the nature of borrowing owed by it to the Company (together with any accrued interest);

(b)	the Company shall repay all loans, loan capital, borrowing and indebtedness in the nature of borrowing outstanding to the Company from that Shareholder (together with any accrued interest), to the extent that any such loans, borrowings, and indebtedness are not transferred to any purchaser or transferee of Shares in question; and

(c)	the purchaser or transferee of Shares shall secure the release of any guarantees or indemnities given by the other Shareholder to or in respect of the Company.

Other provisions as to Transfer

52.	The Company shall keep a “Register of Transfers” and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any Shares or Preference Shares.

53.	In respect of any Transfer registered in accordance, with the provisions of these Articles, the Board may, at their discretion direct an endorsement of the Transfer and the name of the transferee and other particulars, on the existing share certificate and authorise any Director or officer of the Company to authenticate such endorsement on behalf of the Company or direct the issue of a fresh share certificate, in lieu of and in cancellation of the existing certificate, in the name of the transferee.

54.	The instrument of transfer of any Share or Preference Share shall be in writing and all the provisions of the Act, shall be duly complied with in respect of all Transfers and registration thereof.

55.	Every such instrument of transfer shall be executed both by the transferor and the transferee and the transferor shall be deemed to remain holder of the Shares in question until the name of the transferee is entered in the Register of Members in respect thereof. The instrument of transfer shall be in respect of only one class of Shares and should be in the form prescribed under the Act.

56.	In case of the death of any one or more persons named in the Register of Members as the joint-holders of any class of shares, the survivors shall be the only person recognised by the Company as having any title to or interest in such share but nothing therein contained shall be taken to release the estate of a deceased joint-holder from any liability thereon held by him jointly with any other person.

57.	The executors or administrators or holders of a Succession Certificate or the legal representatives of a deceased member (not being one or two joint holder) shall be the only person recognised by the Company as having any title to the shares registered in the name of such member, and the Company shall not be bound to recognise such executors or administrators or holders of a Succession Certificate or the legal representatives unless they shall have first obtained probate or Letter of Administration or Succession Certificate, as the case may be, from a duly constituted Court in the Union of India and a clearance certificate from the Estate Duty authorities; provided that in any case where the Board in its absolute discretion, thinks fit, the Board may dispense with the production of probate or Letters of Administration or Succession Certificate, upon such terms as to indemnify or otherwise as the Board in its absolute discretion may think necessary, and under Article 52 hereof register the name of any person who claims to be absolutely entitled to the Shares standing in the name of a deceased member, as a member.

58.	No Share shall in any circumstances be transferred to any infant, insolvent, or person of unsound mind, except, fully paid Shares through a legal guardian.

59.	A person entitled to a Share by transmission shall, subject to the right of the Directors to retain such dividends or money as hereinafter provided, be entitled to receive and may give discharge for any dividends or other moneys payable in respect of the share.

60.	Every instrument of transfer shall be presented to the Company duly stamped for registration, accompanied by such evidence as the Board may require proving the title of the transferor and his right to transfer the Shares and every registered instrument of transfer shall remain in the custody of the Company until destroyed by order of the Board.

61.	Before the registration of a Transfer, the certificate or certificates of the Share or Shares to be transferred must be delivered to the Company along with (save as provided in Section 108 of the Act) a properly stamped and executed instrument or instruments of transfer.

62.	No fees shall be charged for registration of Transfers of any Shares or debentures. No fee shall also be charged for registration of probate, letters of administration or other small documents.

63.

The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any Transfer of Shares made or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable right, title or interest to or in the said Shares, notwithstanding that the Company may have had notice of such equitable rights or referred thereto in any books of the Company and the Company shall not be bound by or required to regard or attend to or give effect to any notice which may be given to it of any equitable rights, title to interest or be under any liability whatsoever for refusing or neglecting to do so, though it may have been entered or referred to in some book of the Company but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto if the Board shall so think fit.

CONVERSION OF SHARES INTO STOCK AND RECONVERSION

64.	The Company in General Meeting may, by an ordinary resolution convert any fully paid-up Shares into stock, and when any Shares shall have been converted into stock, the several holders of such stock may henceforth transfer their respective interest therein, or any part of such interest in the same manner and subject to the same regulations as, and subject to which Shares from which the stock arise might have been transferred, if no such conversion had taken place. The Company may, by an ordinary resolution convert any stock into fully paid up Shares of any denomination.

65.	The holders of stock shall, according to the amount of stock held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the Shares from which the stock arose; but no such privileges or advantages (except participation in the dividends and profits of the Company and in the assets on winding-up) shall be conferred by an amount of stock which would not, if existing in Shares, have conferred that privileges or advantage.

BORROWING

66.	The Board of Directors may, subject to the provisions of Articles 91 and 92 from time to time, but with such consent of the Company in General Meeting hereof as may be required under the Act and/or the provisions of the Shareholders Agreement or these Articles, raise any moneys or sums of money for the purpose of the Company; provided that the moneys to be borrowed by the Company, apart from temporary loans obtained from the Company’s bankers in the ordinary course of business, shall not without the sanction of the Company at a General Meeting exceed the aggregate of the paid up capital of the Company and its free reserves being reserves not set apart for any specific purpose. Subject to the provisions of the Act, however, the Board may from time to time at their discretion raise or borrow or secure the payment of any such sum of money for the purpose of the Company, by the issue of debentures, perpetual or otherwise, including debentures convertible into Shares of the Company or perpetual annuities and in security of any such money so borrowed, raised or received mortgage, pledge or charge, the whole or any part of the property, assets or revenue of the Company present or future, including its uncalled capital by special assignment or otherwise or to transfer or convey the same absolutely or in trust and to give the lenders powers of sale and other powers as may be expedient and to purchase, redeem or pay off any such securities.

Provided that every resolution passed by the Company in General Meeting in relation to the exercise of the power to borrow as stated above shall specify the total amount up to which moneys may be borrowed by the Board of Directors.

67.	The Directors may by a resolution at a meeting of the Board delegate the above power to borrow money otherwise than on debentures to a Committee of Directors or the Managing Director, if any, within the limits prescribed by these Articles.

68.	Subject to the provisions of the above sub-clauses, the Directors may, from time to time, at their discretion, raise or borrow or secure the repayment of any sum or sums of money for the purpose of the Company, at such time and in such manner and upon such terms and conditions as they think fit, and in particular, by promissory notes or by opening current accounts or by receiving deposits and advances with or without security or by the issue of bonds, perpetual or redeemable debentures (both present and future) including its uncalled capital for the lime being or by mortgaging or charging or pledging any lands, buildings, goods or other property and securities of the Company, or by such other means as may seem expedient.

69.	Any debentures, debenture-stock bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

70.	The Directors shall cause a proper register to be kept, in accordance with the Act, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in regard to the registration of mortgagees and charges therein specified.

71.	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same, subject to such prior charge and shall not be entitled, by notice to the Shareholders or otherwise, to obtain priority over such prior charge.

72.	If the Directors or any of them or any other persons, shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or other persons so becoming liable as aforesaid from any loss in respect of such liability.

DIRECTORS

Constitution of the Board

73.	Subject to the provisions of the Act and the provisions of Article 74 and the Articles generally, the Board shall consist of five (5) Directors, of which two shall be nominated by TVP (“TVP Directors”), two shall be nominated by CGP (the “CGP Directors”) and one shall be nominated by Centrino (the “Centrino Director”). The Board shall have the overall responsibility for management of the Company and may appoint and delegate such day to day functions to the Chairman, the Manager or to a committee, as it deems fit and as may be mutually agreed in writing between TVP, CGP and Centrino.

74.	The appointment or removal of any Director shall be subject to the majority approval of the Board, for which purpose the Director in question shall not be entitled to vote.

75.	If at any time the Act or any other applicable law should require an increase or decrease in the number of directors constituting the Board, such increase or decrease shall be effected in way that preserves the representation on the Board between the Shareholders in accordance with the provisions of these Articles.

76.	A Director shall not be required to hold any qualification shares in the Company and Regulation 66 of Table A shall not apply.

77.	The Directors shall be paid such remuneration as may be determined by the Board of Directors from time to time.

78.	Except the Managing Director, if any, the rest of the Directors shall be liable to retire by rotation in accordance with the Articles.

79.	If the holding of any Shareholder falls below 10% of the issued and paid-up equity share capital of the Company, such Shareholder shall cease to have the right of nomination under the Article 73 , in respect of any Director and shall procure such Director(s) to, and such Director(s) shall, resign forthwith.

Meetings of the Board

80.	Any meeting of the Board shall be held in accordance with the Articles. The Chairman shall, at the request of any Director, convene a Board meeting (unless waived by all Directors) by giving at least fourteen (14) Business Days prior written notice of the meeting specifying the place, date and time thereof to all the other Directors together with the agenda and details pertaining to the meeting including the nature of the business to be transacted. The notice of the Board meeting shall be given to each Director at the address of the Director whether in or outside India provided to the Company for the said purpose. Such notice of Board meetings may however be waived with the consent of all the Directors. The meetings of the Board shall be held in India, or at any place outside India with the consent of all the Directors. Any resolution passed at a Board meeting shall not be binding on the Company if the notice of the Board meeting has not been given in the manner prescribed herein or the matter decided was not included in the agenda, provided that these requirements may be waived with the consent of all the Directors.

81.	Board Meetings shall be held at such places, in or outside of India as the Board may determine, with the consent of all the Directors. Where a Board meeting is adjourned it shall be reconvened on the same day of the week, time and venue not less than seven days from the day of the original meeting Notices and minutes of Board meetings shall be given to each Director at their last known address, whether resident in India or abroad.

82.

The quorum for any Board meeting shall be at least two (2) Directors, provided that the presence of a CGP Director shall be necessary to constitute quorum. If the quorum is not present throughout the meeting, then the meeting may be adjourned to a day not less than seven (7) days from the date of the original meeting, on the same day of the week, time and place, unless otherwise notified. In the event that no quorum is present at the adjourned meeting, any two Directors (including always a CGP Director)

present shall constitute the quorum and proceed with the meeting.

(a)	Subject to Article 82 (b) hereof, all decisions of the Board shall be taken by a majority vote of the Directors present or represented for voting at a Board meeting;

(b)	Subject only to the provisions of the Act, all matters stipulated by Article 91 hereof shall require the unanimous consent of the Directors present and voting at the Board Meeting in question (excluding interested Directors who are prohibited by law from voting).

Resolutions by Circulation

83.	Subject to the provisions of the Act, resolutions of the Board may be passed by circulation, if the resolution has been circulated in draft, together with necessary papers, if any, to all the Directors, then in India or outside India (not being less in number than the quorum fixed for a Board meeting), and to all other Directors at their usual address in India, and has been approved by such of the Directors as are then in India, or by a majority of such of them, as are entitled to vote on the resolution.

Chairman

84.	The Board shall appoint a Chairman who shall be one of the TVP Directors. The Chairman shall chair each meeting of the Board and shall not have a casting vote. In the absence of the Chairman at any meeting the Directors shall appoint one of their number to chair the meeting in question.

Managing Director/ Manager

85.	TVP shall have the power to nominate any Managing Director or Manager of the Company, subject to the provisions of Article 91, who shall have such powers as may be decided by the Board from time to time.

Additional Directors

86.	The Board of Directors shall have power at any time, and from time to time, to appoint one or more persons as Additional Directors, provided that the number of Directors and Additional Directors together shall not exceed the maximum number fixed by Article 73 above. An Additional Director so appointed shall hold office up to the date of the next AGM of the Company and shall be eligible for re-election by the Company at that Meeting.

Alternate Director.

87.	In the event that any Director (an “Original Director”) is away for a continuous period of not less than three (3) months from the state in which the meetings of the Board are ordinarily held, the Board shall appoint another Director (an “Alternate Director”) for and in place of the Original Director. The Board shall appoint such Alternate’ Director nominated by the Shareholder that nominated the Original Director who shall be deemed to be nominated by the Original Director for this purpose.

Casual Vacancies

88.	In the event that any seat on the Board becomes vacant for any reason, the Board shall appoint as a Director a person nominated by the Shareholder that nominated the Director formerly filling the vacant seat.

Appointment of Committees

89.	The Board may subject to the provisions of the Act and other relevant provisions of the Act and of these Articles delegate any of the powers other than the powers to make calls and to issue debentures to such committee or committees and may from time to time revoke and discharge any such committee of the Board either wholly or in part and either as to the person or purposes, but every committee of the Board so formed shall, in. exercise of the powers so delegated, conform to any regulation that may from time to time be imposed on it by the Board. All acts done by any such committee of the Board in conformity with such regulations and in fulfillment of the purpose of their appointments, but not otherwise, shall have the like force and effect, as if done by the Board.

Company Secretary

90.	The Secretary of the Company shall be such person as shall from time to time appointed by the Board.

VOTING PROVISIONS

Votes at Board Level

91.	The following matters shall not be implemented in respect of matters requiring approval of the Board without the passing of a resolution of the Directors present and voting on the issue at a Board meeting of the Company convened in accordance with Articles 80 to 82 hereof which resolution is approved by:

(i)	all the Directors present at such meeting, excluding interested Directors who are prohibited at law to vote thereon except as to Article 91(f); and

(ii)	In respect of Article 91(d) alone, a majority of the Directors excluding the Director in question.

(a)	Any issue or agreement to issue or grant or agreement to grant any option over or right to acquire any Shares or any other security or purchase or redeem any security or issue or agree any debenture or convertible security;

(b)	establishment, acquisition or engagement in any business, venture or real estate or any interest therein other than those provided in the Memorandum of the Company, or disposal of the same including without limitation taking up of Shares in any company;

(c)	approval of any business plan or budget or any amendments to such business plan or budget;

(d)	appointment of any Managing Director/Manager of the Company;

(e)	any decision to sell the shares of HEL and/or JKFL or any investment by the Company or any decision by JKFL, UMTI and/or Telematics to sell any of their respective investments in any company, including without limitation, the investments in HEL;

(f)	appointment or removal of any Director, or of Additional Directors other than Alternate Directors;

(g)	execution of any contracts or agreement between the Company and any Shareholder or Affiliate thereof;

(h)	any borrowing by the Company;

(i)	any single extension of credit or the incurring or making of any capital expenditure other than provided for in the approved business plan or budget;

(j)	the registration of any transfer of any Shares (other than a transfer permitted by these Articles);

(k)	recommendation of final dividends, or declaration and payment of interim dividends;

(l)	issuance or furnishing of any guarantee or indemnity by the Company in favour of lenders or regulatory authorities; and

(m)	any increase or decrease in the amount of the authorised or paid-up capital of the Company, and any public issue or private placement of Shares (other than as required in connection with the Subscription Option);

Votes at Shareholders Level

92.	The following matters requiring Shareholder’s approval shall require a special resolution of the Shareholders of the Company:

(a)	any amendments to these Articles or the memorandum of association of the Company;

(b)	any increase or decrease in the amount of the authorised or paid-up equity capital of ‘the Company, and any public issue or private placement of Shares (other than as required in connection with the Subscription Option);

(c)	any merger or consolidation or any other manner of reorganisation involving the Company;

(d)	winding up or dissolution of the Company, or making of any composition or arrangement with creditors whether generally or specifically;

(e)	other than in the ordinary course of business, sale, transfer, assignment, lease, creation of any right, title or interest in favour of any other person or other disposal of any part of the Company’s undertaking, property or assets (or any interest therein) or entry into a contract to do so, or creation of any pledge, encumbrance or any security interest over the whole or any part of the Company’s undertaking, property or assets; and

(f)	removal or replacement of the Company’s auditors.

92A	Dispute Resolution

In the event that any Director attending a quorate meeting of the Directors votes against or will not approve a resolution in relation to a matter referred to in Article 91 or any Shareholder attending a quorate EGM or AGM votes against or will not approve a resolution in relation to a matter referred to in Article 92 in each instance a “Disputed Matter”), the following procedures shall apply:

(i)	a summary of the facts surrounding the relevant Disputed Matter shall be sent by the Company to each of the Directors nominated by each of CGP, TVP and Centrino;

(ii)	within fourteen (14) calendar days of the receipt of such summary, the Chairman, Chief Executive Officer or other person of similar standing of each of CGP, TVP and Centrino or their respective ultimate parent companies, shall meet and discuss the relevant Disputed Matter and shall take all steps to reach a consensus acceptable to CGP, TVP and Centrino; and

(iii)	if no consensus is successfully reached by such persons within a further 14 calendar days, then such Disputed Matter shall be referred back to the Board or the Shareholders (as applicable) where a decision, subject to any contrary requirement under law, by a simple majority of the Board or the Shareholders (as applicable) shall be sufficient to give effect to the resolution.

PREFERENCE SHARES AND CLASS MEETINGS

93.	Any matters pertaining to the terms of the preference shares of the Company shall require the consent of a class meeting of the holders of such shares. Further, the CGP Preference Shares shall not carry any voting rights in favour of CGP except in case of class meetings of the holders of preference shares or as provided under the Act.

GENERAL MEETING

94.	A general meeting of the Company may be called by giving not less than 21 (twenty-one) Business Days’ notice to the Shareholders.

95.	An AGM of the Shareholders shall be held each calendar year, provided that not more than fifteen months shall have elapsed between one AGM and the next. An AGM or EGM may be called by giving at least twenty-one (21) days’ written notice to the Shareholders.

96.	The quorum for an AGM or EGM with respect to any agenda shall be at least three (3) Shareholders present in person, provided that at least one representative of each of TVP, CGP and Centrino shall be present in order to constitute a valid quorum. If a proposed AGM or EGM with respect to any agenda is not validly constituted as required by this Article 96, or if a quorum is not maintained throughout such meeting, the meeting shall be adjourned to a subsequent day which shall be no later than seven (7) days after the previous adjourned meeting. In the event that no quorum is present at the adjourned meeting, the Shareholder(s) present shall constitute a quorum and proceed with the meeting.

97.	The Chairman (appointed in accordance with Article 84 hereof) shall be chairman of each AGM or EGM. If the Chairman is not present, the Shareholders present may elect any other Director present as the chairman of the said AGM or EGM. The chairman of the AGM or EGM shall not have a casting vote.

98.	Subject to Article 91 hereof, all resolutions shall, unless otherwise required, by the Act or other applicable law, be passed by a simple majority of the total votes of all the Shareholders present and voting at the AGM or EGM, as the case may be.

Voting at Meeting

99.	At any General Meeting, a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded in accordance with the provisions of he Act. Unless a poll is so demanded, a declaration by the Chairman that resolution has, on a show of hands, been carried unanimously, or by a particular majority, or lost and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recovered in favour of or against that resolution.

Decision by poll

100.	If a poll is duly demanded, it shall be taken in such manner as the Chairman directs and the results of the poll shall be deemed to be the decision of the meeting on the resolution in respect of which the poll was demanded.

101.	Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

Vote of Members:

102.	(a) On a show of hands every member holding equity Shares and present in person shall have one vote,

(b)	On a poll, every member holding equity Shares therein shall have voting rights in proportion to his share of the paid-up equity Share capital,

(c)	On a poll, a member having more than one vote, or his proxy or other person entitled to vote for him need not use all his votes in the same way.

Voting by joint-holders

103.	In the case of joint holders the vote of the first named of such joint holders who tenders a vote whether in person or proxy shall be accepted to the exclusion of the votes of other joint holders.

PROXY

104.	In a poll, votes may be given either personally or by proxy.

Instrument of proxy

105.

(a)    The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a Corporation, either under its Common Seal or under the hand of its attorney duly authorised in writing. Any person, whether or not he is a member of the Company, may be appointed as a proxy.

(b)	The instrument appointing a proxy and the Power of Attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company not less than forty eight hours prior to the time fixed for the meeting in question, failing which the instrument of proxy shall be invalid.

106.	The form of proxy shall be Two Way Proxy, as given in Schedule IX of the Act, enabling the Shareholders to vote for/against any resolution.

Validity of proxy:

107.	A vote given under the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal, or the revocation of the proxy, or of the authority under which the proxy was executed, or transfer the Shares in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at its registered office before the commencement of the meeting, or adjourned meeting, at which the proxy is used.

Corporate members

108.	Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act its representative at any meeting of the Company and the said person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could have exercised if it were an individual member of the Company.

WINDING UP

Distribution of assets

109.	If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be, and any shortfall on distribution shall be borne by the members respectively in proportion to the capital paid-up by them at the commencement of the winding up. And if on a winding up the assets available for distribution among the members shall exceed the amount necessary to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members respectively in proportion to the capital, paid-up by them on commencement of the winding up. Provided that this Article is to be without prejudice to the rights of the holder of shares of any class issued upon special terms and the conditions and the provisions of Article 17 hereof in particular.

Distribution in specie or kind

110.

(a)    If the Company shall be wound up, whether voluntarily or otherwise, the liquidators in accordance with the provisions of law for the time being in force, may with the sanction of a special resolution, divide amongst the contributories, in specie or kind, any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories, or any of them as the liquidators, with the like sanction shall think fit.

(b)

If thought expedient any such division may subject to the provisions of the Act and/or any other applicable law for time in force, be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part.

(c)	In case any Share to be divided as aforesaid involve a liability to call or otherwise any person entitled under such division to any of the said Shares may within ten days after the passing of the Special Resolution by notice in writing direct to the liquidators to sell his proportion and pay him the net proceeds and liquidators shall if practicable act accordingly.

Right of Shareholders in case of sale

111.	A special resolution sanctioning a sale to any other Company duly passed pursuant to Section 494 of the Act may, subject to the provisions of the Act in like manner as aforesaid, determine that any Shares or other consideration receivable by the liquidators be distributed amongst the members otherwise than in accordance with their existing rights and any such determination shall be binding upon all the members.

BOOKS AND RECORDS

112.	The Company shall maintain minutes books (of Board meetings or committees of the Board and general meetings) and all other statutory records and books of accounts in accordance with the applicable provisions of the Act.

FINANCE ACCOUNTING AND AUDITING

113.	The Company shall appoint as the Company’s Auditors, an independent internationally reputable firm of certified public accountants registered in India as well as abroad to examine and verify the annual report on the final accounts. A certificate for auditing has to be formally issued by such accountant firm, to which the auditor belongs. Such auditing shall be conducted within a reasonable period of time, prior to the beginning of the relevant session of the Board, in order that the said accounting statements and the balance sheets can be audited for the approval procedure.

ACCOUNTS

114.	(a) The Board shall cause proper books of account to be maintained under Section 209 of the Act.

(b)	Subject to the provisions of Section 209A of the Act, the Board shall also, from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations the account books of the Company (or any of them) shall be open to the inspection of members.

(c)	Subject to the provisions of Section 209A of the Act, no member (not being a Director) or other person shall have any right of inspecting any account book or document of the Company except as conferred by law or authorised by the Board or by the Company in general meetings.

AUDIT

Balance Sheet and Profit Loss Account

115.	The Balance Sheet and Profit Loss Account of the Company will be audited once a year by a qualified auditor in accordance with the provisions of the Act.

Accounts to be Audited

116.	Every Balance Sheet and Profit & Loss Account shall be audited by one or more Auditors to be appointed as hereinafter set out.

Auditors

117.

(a)    The Company may, at a general meeting, remove any Auditor and appoint in its place any other person nominated for appointment by any member of the Company and of whose nomination special notice has been given to the members of the Company, not less than fourteen days before the date of the meeting.

(b)	The Company at the AGM shall appoint an Auditor to hold office from the conclusion of that meeting until the conclusion of the next AGM and every Auditor so appointed shall be intimated of his appointment within seven days.

(c)	Where at an AGM, no Auditor is appointed, the Central Government may appoint a person to fill the vacancy.

(d)	The Company shall within seven days of the Central Government’s power under sub-clause (c) becoming exercisable, give notice of that effect to the Government.

(e)	The Directors may fill any casual vacancy in the office of an Auditor, but while any such vacancy continues, the remaining Auditor (if any) may act. Where such a vacancy is caused by the resignation of an Auditor, the vacancy shall only be filled by the Company in general meeting.

(f)	A person, other than a retiring Auditor, shall not be capable of being appointed at an AGM unless special notice of a resolution of appointment of that person to the office of Auditor has been given by a member to the Company not less than fourteen days before the meeting in accordance with Section 190 of the Act. The Company shall send a copy of any such notice to the retiring Auditor and shall give notice thereof to the members in accordance with the provisions of Section 190 and the Provisions of Section 225 of the Act shall also apply. in the matter. The provisions of this sub-clause shall also apply in respect of any resolution to the effect that retiring auditor shall not be re-appointed.

(g)	The persons qualified for appointment as Auditors shall be only those referred to in Section 226 of the Act.

Audit of Branch Offices

118.	The Company shall comply with the provisions of the Act in relation to the audit of the accounts of Branch Offices of the Company.

Remuneration of Auditors

119.	The remuneration of the Auditors shall be fixed by the Board as authorised in general meeting from time to time.

120.	All Accounts of the Company, when audited and approved by a General Meeting, shall be conclusive except as regards any error discovered therein within three months following the approval thereof. Any such error discovered within such three month period shall forthwith be corrected in accordance with the terms of any Resolution in respect thereof and such amended Accounts shall henceforth be conclusive.

SECRECY

121.	Every Director, manager, auditor, trustee, member of a committee, officer, servant, agent, accountant or other person employed in the business of the Company shall, if so required by the Board before entering upon their duties, sign a declaration pledging to observe strict secrecy respecting all bonafide confidential information of the Company and its customers and shall by such declaration pledge not to reveal any of the matters which may come to their knowledge in the discharge of their duties, except as required by the directors, or by any general meeting of the Company, or by the law of the country, or so far as may be necessary in order to comply with any of the provisions in these presents and the provisions of the Act.

OPERATION OF BANK ACCOUNTS

122.	The Board shall have the power to authorise any Director or Directors or any officers to open bank accounts; to sign cheques on behalf of the Company; to operate all banking accounts of the Company; and to receive payments, make endorsements, draw and accept negotiable instruments, hundies and bills. In addition, the Directors may authorise any other person or persons to exercise such powers.

INDEMNITY

123.

Subject to the provisions of Section 201 of the Act, every Director or Officer, or employee of the Company or any person (whether an officer of the Company or not) employed by the Company or Auditor shall be indemnified by the Company out of the assets of the Company against all liabilities incurred by such Director, Officer or Auditor and it shall be the duty of the Directors out of the funds of the Company, to pay all costs, charges, losses and damages which any such person may incur or become liable to by reason of any contract entered into or any act, deed, matter or thing done, concurred in or omitted to be done by him in any way in or about the execution or discharge of his duties or supposed duties (except such if any as he shall incur or sustain through or by his own wrongful act neglect or default) including expenses and in particular and so as to limit the generality of the foregoing provisions against all liabilities incurred by such Directors, Officer or Auditor or other Officer of the Company in defending any proceedings whether civil or criminal in which judgement is given in his favour, or in which he is acquitted or in connection with any application under Section 633 of the Act in which relief is granted to him by the Court.

AMENDMENT OF ARTICLES

124.	The Articles set out herein above may be altered or amended at any time subject to the provisions of the Act and/ these Articles.

SEAL

125.	The Company shall have a Common Seal and the hoard shall provide for the safe custody thereof. The Seal shall not be applied to any instrument except by the authority of a resolution of the Board and in the presence of one Director or such other person that the Board may appoint for the purpose and such Director or other person aforesaid, shall sign every instrument to which the Seal of the Company is so affixed in his presence.

126.	The Board may decide on an official seal for use by the Company outside India in any place or places where the Company’s objects require the transaction of business outside India. This seal shall be a facsimile of the official seal of the Company with the addition on its face of the name of the country where it is to be used. The Board shall decide on the manner in which the seal shall be used and the person or person in whose presence it shall be affixed to documents to which the company is a Party.

DISPUTE RESOLUTION

127.	In the case of any dispute or difference arising out of or in connection with this Agreement or its performance (the “Dispute”), including any question regarding its existence, validity or termination, the Parties shall first endeavour to reach an amicable settlement through mutual consultations and negotiations. If the Parties are unable to reach an amicable settlement within 30 Business Days from the date on which the Dispute arose (except as to any matter for which express provisions are made in the Shareholders Agreement or the Articles), any of the Parties may make a reference to arbitration in accordance with Article 112.

128.

In the absence of any settlement of Disputes under Article 111 any and all Disputes arising out of or in connection with this Agreement or its performance shall be submitted to arbitration at the request of any of the Parties’ upon written notice to that effect to the other Party or Parties, as the case may be, and such arbitration shall be conducted in accordance with the Indian Arbitration and Conciliation Act, 1996, as amended (the “Arbitration Act”) by a sole arbitrator.

The sole arbitrator shall be appointed by mutual agreement of the disputing Parties, and failing such agreement within 30 Business Days of a request for arbitration by any Party pursuant to Article 111 above, shall be appointed in accordance with the Arbitration Act.

The language of the arbitration shall be English. The venue of the arbitration shall be at Mumbai, India.

The Parties agree that the award of the arbitrators shall be final and binding upon the Parties.

DEMATERIALISATION OF SECURITIES

	122.(1)

For the purpose of this Article :

“Beneficial Owner” means a person whose name is recorded as such with a Depository.

“SEBI” means the Securities and Exchange Board of India established under Section 3 of the Securities and Exchange Board of India Act, 1992.

“Depository” means a Company formed and registered under the Companies Act, 1956 and which has been granted a Certificate of Registration under sub-section (1A) of Section 12 of the Securities and Exchange Board of India Act, 1992.

“Security” means such security as may be specified by SEBI.

Dematerialisation of Securities	(2)	Notwithstanding anything contained in these Articles, the Company shall be entitled to dematerialise its securities and to offer securities and to offer securities in a dematerialised form pursuant to the Depositories Act, 1996.

Options for Investors	(3)

Every person subscribing the securities offered by the Company shall have the option to receive security certificates or to hold the securities with a depository. Such a person who is the beneficial owner of the securities can at any time opt out of a depository, if permitted by the law, in respect of any security in the manner provided by the Depositories Act, 1996, and the Company shall, in the manner and within the time prescribed, issue to the beneficial owner the required Certificates of Securities.

If a person opts to hold his security with a depository, the Company shall intimate such depository the details of allotment of the security, and on receipt of the information, the depository shall enter in its record the name of the allottee as the beneficial owner of the security.

Securities in Depositories to be in fungible form	(4)	All securities held by a depository shall be dematerialised and be in fungible form. Nothing contained in Sections 153, 153A, 153B, 187B, 187C and 372A of the Act shall apply to a depository in respect of the securities held by it on behalf of the beneficial owners.

Rights of depositories and beneficial owners	(5)

(a) Notwithstanding anything to the contrary contained in the Act or these Articles, a depository shall be deemed to be the registered owner for the purposes of effecting transfer of ownership of security on behalf of the beneficial owner.

(b) Save as otherwise provided in (a) above, the depository and the registered owner of the securities shall not have any voting rights or any other rights in respect of the securities held by it.

(c) Every person holding securities of the Company and whose name is entered as the beneficial owner in the records of the depository shall be deemed to be a member to the Company. The beneficial owner of securities shall be entitled to all the rights and benefits and be subject to all the liabilities in respect of his securities, which are held by a depository.

Service of Documents	(6)	Notwithstanding anything in the Act or these Articles to the contrary, where securities are held in a depository, the records of the beneficial ownership may be served by such depository on the Company by means of electronic mode or by delivery of floppies or discs.

Transfer of Securities	(7)	Nothing contained in Section 108 of the Act or these Articles shall apply to a transfer of securities effected by a transferor and transferee both of whom are entered as beneficial owners in the records of a depository.

Allotment of Securities dealt with in a depository	(8)	Notwithstanding anything in the Act or these Articles, where securities are dealt with a depository, the Company shall intimate the details thereof to the depository immediately on allotment of such securities.

Distinctive numbers of securities held in a depository	(9)	Nothing contained in the Act or these Articles regarding the necessity of having distinctive numbers for securities issued by the Company shall apply to securities held with a depository.

Register and Index of beneficial owners	(10)	The Register and Index of beneficial owner maintained by a depository under the Depositories Act, 1996, shall be deemed to be the Register and Index of Members and Security holders for the purposes of these Articles.

*	INSERTED VIDE APPROVAL OF THE MEMBERS AT THE EXTRA ORDINARY GENERAL MEETING HELD ON 18TH JANUARY 2006.

* * * * * * * * * *

We, the several persons whose names, addresses and descriptions are hereunder subscribed below, are desirous of being formed into a company in pursuance of this Articles of Association:

Name, address/ occupation of subscribers	Signature of subscriber	Signature/ name/ address/ occupation and description of witness

S RAMESH

S/o MR. A SRINIVASAN

C/o AMARCHAND MANGALDAS

& SURESH A. SHROFF & CO.

LENTIN CHAMBERS

DALAL STREET, FORT

MUMBAI – 400 023

OCCUPATION: SERVICE

MARK SILGARDO

S/o MR. M B SILGARDO

C/o AMARCHAND MANGALDAS

& SURESH A. SHROFF & CO.

LENTIN CHAMBERS

DALAL STREET, FORT

MUMBAI – 400 023

OCCUPATION: SERVICE

	Sd/- Sd/-	Witness to all Sd/- KAUSHAL AGGARWAL C/o AMARCHAND MANGALDAS & SURESH A. SHROFF & CO. LENTIN CHAMBERS DALAL STREET, FORT MUMBAI – 400 023 OCCUPATION: SERVICE

TOTAL

Place:	Mumbai
Dated:	23 December 1997